040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20170391663-58
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 09/13/2017 9:19 AM
	Entity Number E0439762017-2

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: COCOLUV INC.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: STATE AGENT AND TRANSFER SYNDICATE, INC.
Name

[ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address	City	Nevada	Zip Code

Mailing Address (if different from street address)	City	Nevada	Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 200,000,000 Par value per share: $ $.001 Number of shares without par value:

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) GEOFF NORMAN
Name

Street Address	City	State	Zip Code
112 NORTH CURRY STREET	CARSON CITY	NV	89703

2)
Name

Street Address	City	State	Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be:

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

State Agent and Transfer Syndicate, Inc.
Name

X [signature] for State Agent and Transfer Syndicate
Incorporator Signature

Address	City	State	Zip Code
112 North Curry Street	Carson City	NV	89703

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature] for State Agent and Transfer Syndicate
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

Date: 09/12/2017

This form must be accompanied by appropriate fees.